Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Brookfield Business Partners L.P. and Brookfield Business Corporation of our report dated 27 September 2021 relating to the financial statements of Modulaire Investments 2 S.à r.l. as at 31 December 2020 prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and subject to an audit under AICPA standards, which appears in this Registration Statement. We also consent to the reference to us under the heading “Expert” in such Registration Statement.

Yours truly,

/s/ PricewaterhouseCoopers, Société coopérative

PricewaterhouseCoopers, Société coopérative

Represented by Véronique Lefebvre

Luxembourg, Luxembourg

22 February, 2022

PricewaterhouseCoopers, Société coopérative, 2 rue Gerhard Mercator, B.P. 1443, L-1014 Luxembourg

T : +352 494848 1, F : +352 494848 2900, www.pwc.lu

Cabinet de révision agréé. Expert-comptable (autorisation gouvernementale n°10028256)

R.C.S. Luxembourg B 65 477 - TVA LU25482518